                                                                   EXHIBIT 10.16


NAQ     NORTH AMERICAN QUOTATIONS, INC                          MASTER AGREEMENT
        135 North Wabash, Suite 2019                                 10892
        Chicago, Illinois 60601
        312-782-6500  Fax 312-782-8503

Client  Axxess Inc.
        ------------------------------------------------------------------------
Address 201 Park Place
        ------------------------------------------------------------------------
City    Alamonte Springs             State  FL          ZIP Code  32701
        ---------------------------         --------              --------------

--------------------------------------------------------------------------------
                              SCOPE OF AGREEMENT

North American Quotations, Inc. (NAQ) agrees to provide Client (including any Branch Office of Client), in accordance with the terms and conditions of this Agreement, with (i) the services listed in the Schedules to this Agreement and related equipment (the "Equipment") and (ii) the optional services offered by NAQ which Client may, from time to time during the term of this Agreement, request NAQ to provide it to (collectively the "Services").

                               TERM OF AGREEMENT

The initial term of this Agreement shall be for the period commencing the date this Agreement is approved by an authorized officer of NAQ and ending on the latest date specified in the Schedules to this Agreement (the "Initial Period"). The initial terms of the respective Schedules shall commence as of the respective "Installation Date" (as defined below) and shall end the number of months indicated on the Schedule after the first day of the first full month after the installation date ("Initial Schedule Term"). Thereafter the term of Scheduling shall automatically renew for periods of 12 months, hereby defined as a "Renewal Term", unless client gives NAQ written notice of termination at least 90 days prior to the end of an Initial Schedule Term or at least 90 days prior to the end of any Renewal Term. While such notice of termination may be given at any time after the date hereof, it shall not, in any event, be effective prior to the expiration of the Initial Period, or prior to the expiration of any Renewal Term. Client's and NAQ's continuing obligations under the Agreement including, without limitation those relating to "NAQ Products" and the "Confidential Information" (all as defined below) shall survive the termination of this Agreement. For the purposes hereof, "Installation Date" shall mean the day following that on which (i) NAQ or its designee determine that the Equipment has been placed in good working order or (ii) the Equipment is delivered. If client fails to provide the suitable installation environment NAQ will notify Client when the Equipment has been placed in good working order.

                                    CHARGES

A. The initial charges for the Services commencing as of the Installation Date shall be as set forth in the applicable Schedules. The total Monthly Charges set for in section A, B and C of the Schedules will be prorated for the number of calendar days remaining in the first calendar month of the Initial Period set forth in the applicable Schedules. The Total Monthly Charges for Exchange Fees collected by NAQ as set forth in section G of the Schedules will be payable in full and not prorated for the first calendar month of the Initial Schedule Term of such Schedules. All charges referred to in the two preceding sentences are due and payable on the Installation Date. Thereafter, such total monthly charges and fees will be payable in advance on the first day of each calendar month following the Installation Date.
B. The Initiation Charge set forth in any Schedule is payable upon execution of the applicable Schedule and is a non-refundable charge. Initiation Charges do not include the cost of or installation of cable from room to room or in walls, ceiling or floors. In all cases, Client shall be responsible for the cost of cable and the cost of installing all cabling, projection systems, electrical and other utilities specified in NAQ's then current environmental specification ("Environmental Specification").
C. The charges set forth in the Schedules (except for Exchange Fees and Communication Costs) shall remain unchanged during the Initial Schedule terms set forth on theSchedule. Thereafter, NAQ may change any or all of such charges from time to time upon prior written notice to Client given at least 30 days prior to the effective date of price changes. Upon receipt of any notice of a price increase in any of the Services being purchased by Client, Client may, upon written notice to NAQ given prior to the date such price increase is to take effect, terminate its purchase of the Services covered by such price increase. Such termination to be effective 30 days after its receipt and such price increase shall not apply to Client. The charges included in Monthly Exchange Fees or Communication Costs may be changed at any time after the date hereof, without prior written notice to Client.
D. Upon termination of the Agreement or any portion of the Service(s)/Equipment covered by any Schedule by either party for any reason, Client shall immediately pay to NAQ, a removal charge equal to the Initiation Charge for such Service(s)/Equipment or at NAQ's then current notes for removal if no Initiation Charge is listed on the Schedules in addition to any other charges which may be due NAQ thereunder.
E. Any security deposit set forth on a Schedule shall be paid by Client to NAQ concurrently with Client's execution of the respective Schedule. Such security deposit will be refunded to Client without interest within 30 days after the termination of the respective Schedule provided that Client has fulfilled all the terms and conditions of this Agreement and the respective Schedule.
F. Monthly charges for dedicated dial service do not include any local or long distance telephone service charges at Client location. NAQ shall not be liable for payment of such charges and Client shall not offset such charges against the monthly charges payable to NAQ. NAQ is not liable for the installation and maintenance of such dial-up connections.
G. If NAQ relocated any Equipment at client's request, Client shall pay NAQ's then current charges for such relocation. Client shall give NAQ at least 30 business days prior written notice of any relocation.
H. Client, upon completion of installation, relocation or removal, shall pay all applicable transportation charges incurred.
I. In the case of purchased Equipment, the purchase price shall be payable as follows: the deposit indicated on the applicable Schedule is payable upon execution of such Schedule by Client.
J. There shall be added to all payments thereunder amounts equal to any applicable taxes levied or based on this Agreement, exclusive of taxes based on NAQ's net income. All invoices shall be paid by Client within fifteen days of receipt. If Client fails to pay any amount due under this Agreement whether by acceleration or otherwise, Client shall, upon demand, pay interest at the highest rate of interest allowable, but in no event more than 24% per annum (or 2% per month) payable monthly, on such delinquent amount from the due date until the date of payment. Client agrees to reimburse NAQ for any and all expenses NAQ may incur, including reasonable attorneys' fees in taking action to collect any amounts due NAQ thereunder.

               OWNERSHIP, USE AND CONFIDENTIALITY: NAQ PRODUCTS

A. Client acknowledges that all computer programs, leased Equipment and systems available as part of the Service (the "NAQ Products") are the exclusive and confidential property of NAQ.
B. Client shall not copy, in whole or in part, any NAQ Products or related documentation, whether in the form of computer media, printed or in any other form. Client shall not make any alteration, change or modification to any software without NAQ's prior written consent in each instance.
C. Client shall treat as confidential and will not disclose or otherwise make available any of the NAQ Products or any trade secrets, processes, proprietary data, information or documentation related thereto (collectively the "Confidential Information") in any form to any person other than employees of Client, except as may be otherwise permitted by Paragraph 2(B) on the reverse side of this Agreement. Client will instruct its employees who have access to the NAQ Products and the Confidential information to keep the same confidential, by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon termination of this Agreement for any reason, Client shall return to NAQ any and all copies of the NAQ Products and the Confidential Information which are in its possessions.

                        ADDITIONAL TERMS AND CONDITIONS

1. AVAILABILITY OF THE SERVICES
Hours for accessing the Services will be those hours of those days that the Services are generally made available for NAQ. NAQ will advise Client from time to time of such general accessibility periods. The Services may also be available at other than NAQ designated general hours. In such event, Client may use the Services at such other times for no additional charge.
2. USE OF THE SERVICES
   A. Client agrees that it will use the Services in accordance with such rules as may be established by NAQ from time to time as set forth in any materials furnished by NAQ to Client.
   B. Client will use the Services only for its own internal and proper business purposes and will not sell, lease or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party. However, hard copy prints may be distributed by Client without charge to its customers or to its branch office by mail or by other like delivery services. All copies so distributed must bear the following legend clearly imprinted on each of such prints. "ALL RIGHTS RESERVED, MAY BE REPRODUCED ONLY BY PERMISSION OF NAQ.

    C. Client shall have received approval of or shall submit application to and receive written approval from each and every entity whose approval is required for the receipt of Services, including, but not limited to, securities and commodities exchanges, associations of securities and/or commodities dealers and federal, provincial and local governmental entities. Client shall comply with any conditions, restrictions or limitations imposed by any of the aforementioned entities and shall pay all fees or charges such entities may impose. Failure of Client to comply with the requirements of this Paragraph 2(C) shall constitute a default.
3.  SYSTEMS AND APPLICATIONS PROGRAMS
    A. If the Equipment contains any systems software programs (the "Systems Programs"), Client acknowledges that it will be deemed to be a sublicensed from NAQ for such Systems Programs. Client accepts a sublicense from NAQ for the Systems Programs upon the terms and conditions set for below in this Paragraph 3.
    B. The sublicense for the Systems Programs contained in the Equipment conveys a personal, non-exclusive, non-transferable right and sublicense to Client to use the Systems Programs on the equipment only. Client shall not have any interest in the Systems Programs, except for the sublicense granted it under this Agreement.
    C. Client shall not copy, in whole or in part, any Systems Programs or related documentation, whether in the form of computer magnetic media, printed or in any other form; provided, however, that Client may make one copy of each of the Systems Programs for back-up purposes only. Client shall not make any alteration, change or modification to any Systems Programs.
    D. Client agrees not to provide or otherwise make available to any person any of the Systems Programs sublicensed thereunder, or any related documentation including, but not limited to, flow changes, logic diagrams or source code, in any form.
    E. Except for Systems Programs included in purchased Equipment, all Systems Programs will be returned by Client to NAQ, in accordance with NAQ's instructions, promptly after the termination of this Agreement.
    F. If the Equipment contains any application software programs (the "Application Programs"), Client acknowledges that it will be deemed to be a licensee of NAQ for such Application Programs. Client accepts a license from NAQ for the Application Programs upon the same terms, conditions and limitations as apply to the Systems Programs including, but not limited to, accepting such license on a personal, non-exclusive and non-transferable basis for use on the Equipment only and solely for Client's business usage. Not withstanding anything to the contrary contained herein, all Application Programs will be returned by Client to NAQ, in accordance with NAQ's instructions, promptly after the termination of this Agreement.
    G. Client's use of any Pre-Packaged Third Party Software will be governed by the terms and conditions of the applicable third party license agreements contained in the package delivered to Client thereunder in which such Pre-Packaged Third Party Software is contained.
    H. Client acknowledges that a breach of any provision of this Paragraph 3 will cause NAQ irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights or remedies which may be available to NAQ at law or in equity.
4.  INSTALLATION AND ENVIRONMENTAL SPECIFICATIONS
    A. Client shall provide a suitable installation environment as described in NAQ's then current Environmental Specifications and shall furnish all labor required for unpacking and placing the Equipment in the desired location under the supervision of NAQ or its designees. Client shall also provide and install all wiring and cabling required for installation of the Equipment, shall provide an ordinary telephone extension within 10 feet of where the Equipment will be installed and shall install all projection systems and electrical and other utilities specified in NAQ's then current Environmental Specifications. The Equipment shall be installed and placed in good working order by NAQ or its designee.
    B. Client will at all times maintain the location at which the Equipment is installed in accordance with NAQ's then current Environmental Specifications.
5.  EQUIPMENT
    A. RISK OF LOSS. NAQ shall assume all risk of loss or damage while the Equipment is in transit to Client and, if the Equipment is leased to Client, upon return from Client upon termination of this Agreement or the applicable Schedule. At all other times (i) if Client pays NAQ the insurance premium for the Equipment set forth in the applicable Schedule, NAQ shall assume all risk of loss or damage to the Equipment unless such loss or damage is due to the intentional or negligent acts or omissions of Client or its employees or (ii) if Client provides insurance on the Equipment, Client shall assume all risk of loss or damage to the Equipment. No loss, theft or damage after delivery of the Equipment to Client shall relieve Client from its obligations to pay the charges due, or perform any of its obligations, under the Agreement.
    B. ALTERATIONS AND LOCATION. Client shall not make any alterations or add attachments to leased Equipment whatsoever, nor shall Client remove the leased Equipment from the place or original installation without NAQ's prior written consent. NAQ shall have the right to enter Client's premises to inspect leased equipment during normal business hours.
    C. RETURN OF EQUIPMENT. Promptly upon the termination of this Agreement or the applicable Schedule, Client shall make all leased Equipment Available for return to NAQ, at Client's expense, in accordance with NAQ's instruction. The leased Equipment will be returned to NAQ in as good condition as received, less normal wear and tear.
    D. TITLE. All items of leased Equipment shall remain the property of NAQ and may be removed by NAQ at any time after the termination of this Agreement or the applicable Schedule. All items of leased Equipment are, and at all times shall remain, separate items of personal property, notwithstanding their attachment to the equipment or real property. Client shall furnish any waivers or consents reasonable requested by NAQ to give full effect to the intent of the preceding sentence. Title to purchased Equipment shall pass to Client upon delivery of the Equipment.
6.  MAINTENANCE.
NAQ, or its designee, shall provide the maintenance services described below for the Equipment.
    A. Preventive maintenance shall be provided as determined necessary by NAQ, or its designee, and shall be performed during the hours specified in Paragraph 6C below.
    B. In the event Client experiences an Equipment failure, Client shall notify NAQ's maintenance department by telephone and NAQ shall determine whether such failure is to be corrected by either an on-site remedial maintenance call or the shipment of a replacement component. In the event of shipment of a replacement component, NAQ shall be responsible for all associated shipment costs and Client shall be responsible for returning the replaced component within 10 days after receipt of the replacement component. If Client fails to return the replaced component as set forth above, Client agrees to pay NAQ for the replacement component.
    C. NAQ, or its designee, shall provide on-site remedial maintenance services during the hours of 9:00 A.M. to 5:00 P.M., local time, Monday through Fridays excluding holidays.
    D. Maintenance services include replacement of all unserviceable parts. Replaced parts become the property of NAQ.
    E.   Maintenance services do not include:
         i.   electrical work external to the Equipment;
         ii. repair of damage resulting from accident, transportation, neglect, misuse, modifications made by Client without NAQ's prior consent, unauthorized attempts by Client to repair the Equipment or failure of electrical power, air conditioning or humidity control;
         iii. furnishing supplies or accessories, painting or refinishing the Equipment or furnishing material therefore; making specification changes or performing Services connected with relocation of the Equipment; or adding or removing accessories or attachments of other devices;
         iv. such services which are impracticable to render because of alterations to the equipment or their connection by mechanical or electrical means to other devices; and
         v. systems engineering services, programming and operations procedures of any sort.
    F. Client shall permit NAQ, or its designee, to have complete access to the Equipment during normal business hours.
7.  WARRANTY
    A. NAQ represents and warrants to Client that, except as provided in Paragraph 5E above, good title to the purchased Equipment shall be transferred to Client thereunder free and clear of all liens, claims encumbrances and security interests whatsoever and that the purchased Equipment shall be free of defects in material and workmanship for a period of 30 days after its Installation Date. NAQ represents and warrants that Equipment which is maintained by NAQ or its designee will perform in accordance with its manufacturer's published specifications during the period it is maintained by NAQ thereunder. This warranty shall not extend to Equipment that has been subjected to misuse, neglect or accident or which shall have been altered or repaired (other than by NAQ or its designee) in such a manner as to affect adversely its performance, stability or reliability. Parts on Equipment not covered by this warranty which are replaced by NAQ, or its designee, shall be replaced by NAQ or its designee, at its then standard hourly rates for such replacement service.
    B. NAQ represents that the Software included in the Service will conform to their design specifications as set forth in NAQ's current Services User's Manual.
    C. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
8.  LIMITATION OF LIABILITY
    A. NAQ's sole liability to Client or any third party for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Services rendered, or to be rendered, by NAQ thereunder and caused by NAQ shall be to furnish a corrected report or data, provided that client promptly advises NAQ thereof.
    B. NAQ will make every reasonable effort to have the Services available during the hours set forth in Paragraph 1 above and by the Requested Install Date indicated on the applicable Schedules. However, NAQ cannot guarantee such availability. Accordingly, NAQ'S sole liability to Client or any third party for claims arising out of the unavailability of the NAQ system or interruption in or delay of the Services for any reason, notwithstanding the form of such claim (e.g., contract, negligence or otherwise), shall be to use its best efforts to make the NAQ system available or resume the Services as promptly as reasonably practicable.

    C. NAQ shall not have any liability under this Agreement for any money damages resulting from claims made by Client or any third party for errors, omissions, interruptions or delays in the Services provided thereunder or for the unavailability of the Services provided or to be provided. NAQ's sole liability for money damages resulting from claims made by Client or any third party arising from or related to any and all causes not covered by Paragraphs 8A and 8B above shall be limited to the lesser of (i) the amount of actual damages incurred by Client of
         (a) an amount which will not exceed one month's average total monthly charges paid by Client for the applicable Service during the twelve months preceding the month in which the damage or injury is alleged to have occurred, or such lesser number of months if Client has not received twelve months of the applicable Services. Notwithstanding the foregoing, NAQ's sole liability for money damages resulting from claims made by Client or any third party arising from or related to the sequence, accuracy or completeness of any of the quotations market information or other information furnished by any Exchange to NAQ shall be limited to the lesser of (i) the amount of actual damages incurred by Client or (ii) $50. Such damages shall be the full extent of NAQ's monetary liability under this Agreement regardless of the form in which any such legal or equitable claim or action may be asserted against NAQ and shall constitute Client's sole monetary remedy.
    D. NAQ's sole obligation in case of any breach of any of its representations and warranties set forth in Paragraph 7A above shall be to repair or replace, at NAQ's option, any defective item of Equipment. NAQ's liability thereunder from any and all causes relating to the maintenance services provided pursuant hereto shall be limited to general money damages in an amount not to exceed the Total Monthly Maintenance Charges for such Equipment for one month. The foregoing limitations shall be the extent of NAQ's liability under this Agreement (monetary or otherwise) for such breach regardless of the form in which any legal or equitable action may be brought against NAQ (e.g., contract, negligence or otherwise) and the foregoing shall constitute Client's sole remains.
    E. NAQ shall not be liable or deemed to be in default for any breach, delay or failure to perform under this Agreement or for any interruption of the Services, resulting, directly or indirectly, from any cause beyond NAQ's reasonable control including, without limitation, change in ticker format, elimination of ticker service, ticker or communications failure, changes in the governing regulations of the applicable Exchanges or changes in the arrangements between NAQ and the applicable Exchanges governing the content and distribution of the information NAQ is able to provide to Client as part of the Services.
    F. IN NO EVENT WILL NAQ BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF NAQ HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
9.  DEFAULT BY CLIENT; REMEDIES UPON DEFAULT
Should Client (a) default in the payment of any sum of money thereunder, (b) default in the performance of any of its other obligations under this Agreement, or (c) commit an act of bankruptcy or become the subject of any proceeding under the Bankruptcy Act or become insolvent, or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, then, in any such event, NAQ, at its option, may, upon written notice thereof, (i) terminate this Agreement, (ii) declare all amounts due and to become due immediately due and payable, (iii) whether or not this Agreement is terminated, take immediate possession of any or all of the items of leased Equipment, or purchased Equipment not fully paid for, wherever situated, and for such purpose enter upon any premises without liability for so doing, and (iv) sell, dispose of, hold, use or lease any items of leased Equipment, or purchased Equipment not fully paid for, as NAQ in its sole discretion may decide. Client agrees to reimburse NAQ for any and all expenses NAQ may incur, including reasonable attorney fees, in taking any of the foregoing actions. The remedies contained in this Paragraph 9 are cumulative and in addition to all other rights and remedies available to NAQ under the Agreement, by operation of law or otherwise.
10. GENERAL
    A. This Agreement may not be assigned by Client, without NAQ's prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns.
    B. Client acknowledges that it has not been induced to enter into the Agreement by any representations of warranties, oral or written, which are not contained in the Agreement. The Agreement contains the full understanding of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning the subject matter hereof. This Agreement may not be modified in any way except by a writing, signed by a duly authorized representative of Client and an officer of NAQ.
    C. All notices shall be in writing and shall be mailed by first class mail or personally delivered to the parties at the addresses set forth on the reverse side of this Agreement or to any other address designated in writing hereafter. Such notices shall be effective upon receipt. Any notice to NAQ shall be sent Attention: President and shall include a copy to North American Quotations, Inc., 185 North Wabash, Suite 2019, Chicago, Illinois 60601.
    D. All headings of the Agreement are solely for convenience of reference and shall not affect its interpretation.
    E. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceabilty of the remaining provision shall not in any way be affected or impaired thereby.
    F. No waiver by either party or any breach by the other of any provision or condition of this Agreement to be performed by such party shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.
    G. This Agreement shall be governed by the laws of the State of Illinois applicable to agreements entered into and performed entirely within such State.


                   NAQ                                  CLIENT

By:                                     By: /s/ Kevin Lichtman
   -------------------------------------   -------------------------------------
   (Signature-Authorized Representative)   (Signature-Authorized Representative)

   Name:                                   Name:  Kevin Lichtman
        --------------------------------        --------------------------------
        (Print or type)                         (Print or type)

   Title:                                  Title: President
         -------------------------------         -------------------------------
        (Print or type)                         (Print or type)

   Date:                                   Date:  2/24/98
         -------------------------------         -------------------------------
        (Print or type)                         (Print or type)

THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF NAQ. NO OTHER PERSON HAS AUTHORITY TO BIND NAQ.